UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2009

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 5, 2009, the Company executed change in control severance agreements with Robert M. Rossell, Harold C. Mapes, David McDonald and Sean Morris, the terms of which had been previously approved by the Company’s Compensation Committee and Board of Directors.  The form of severance agreement is attached as Exhibit 10.1 and incorporated herein by reference (the “Form of Severance Agreement”).

The Form of Severance Agreement has an initial term ending December 31, 2009, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such change in control occurs.  The Form of Severance Agreement provides, among other things, that if a change in control occurs (generally, any of the following: (i) a person is or becomes a beneficial owner of more than 40% of the Company's voting securities (ii) the composition of a majority of the Company’s board changes (iii) the Company consummates a merger or consolidation or (iv) the shareholders approve a plan of liquidation or sale of substantially all of the Company's assets) during the term of the agreement, and the executive’s employment is terminated either by the Company or by the executive, other than (a) by the Company for cause, (b) by reason of death or disability, or (c) by the executive without good reason, such executive will receive a severance payment equal to two times the executive’s annual base salary, unpaid and prorated annual bonus amounts, earned but unused vacation time and title to such executive's Company-owned or leased automobile.  The Company intends to enter into severance agreements substantially in the form of the Form of Severance Agreement with any future executive officers of the Company.

Payment made under the Form of Severance Agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.  If the special excise tax under Section 280G of the Internal Revenue Code applies, the Form of Severance Agreement provides that the Company will reduce payments to the executive in order to avoid triggering the excise tax, unless the executive would realize at least $50,000 more after taxes if the Company were to gross-up the excise tax rather than reduce the payments to the executive, in which case the Company will gross-up the executive for the excise tax.

The summary of the Form of Severance Agreement above is qualified in its entirety by reference to the full text of the attached exhibit to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1	Form of Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: January 5, 2009	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Severance Agreement